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                                                                    Exhibit 4.10


                              THREE PARTY AGREEMENT

         This THREE PARTY AGREEMENT, dated as of October 4th, 2001 (this "Agreement"), is executed and delivered by MARKET STREET FUNDING CORPORATION, a Delaware corporation, as purchaser under the Receivables Purchase Agreement referred to herein ("Market Street"), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrator for Market Street (in such capacity, the "Conduit Administrator") and FIRST UNION NATIONAL BANK, a national banking association, as administrative agent under the Credit Agreements referred to herein (in such capacity, the "Lender Agent") for certain lenders (the "Lenders").

                                    BACKGROUND:

         A. Fulton Funding Corporation (the "Receivables Subsidiary"), and JLG Industries, Inc. ("JLG") and certain other entities, as originators (collectively, the "Originators"), are parties to the Purchase and Sale Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "Purchase and Sale Agreement"), pursuant to which the Originators have agreed to sell, and the Receivables Subsidiary has agreed to purchase, from time to time, certain receivables and related assets.

         B. The Receivables Subsidiary, JLG, as initial servicer, Market Street and the Conduit Administrator are parties to the Receivables Purchase Agreement, dated as of June 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), pursuant to which Market Street has agreed to purchase, from time to time, undivided percentage interests in such receivables and related assets.

         C. The Originators, as borrowers (in such capacity, the "Borrowers"), the Lender Agent and the Lenders are parties to that certain Credit Agreement, dated as of June 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "June 1999 Credit Agreement") and that certain the Working Capital Credit Agreement dated as of December 16, 1999 (as amended, supplemented or otherwise modified from time to time, the "Working Capital Credit Agreement", and together with the June 1999 Credit Agreements, collectively the "Credit Agreements"), pursuant to which the Lenders have agreed to extend certain loan facilities to the Borrowers.

         D. To secure the loans and other credit extended by the Lenders to the Borrowers pursuant to the Credit Agreements, the Borrower and the Lender Agent have entered into a Security Agreement, dated as of , 2001 (the "Security Agreement") pursuant to which: (i) each Borrower has agreed to grant a security interest to the Lender Agent, for the benefit of the Lenders, (a) in certain inventories, raw materials, work-in-process, finished goods, materials and supplies owned by such Originator, (b) in the equipment of JLG taken on trades-in and (c) the accounts and chattel paper arising from financing agreements of Access Financial Solutions, Inc., in each case, as and to the extent described in the Credit Documents (as defined below), and proceeds thereof (to the

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extent which do not constitute the Securitization Assets), and the Originator's have agreed to grant a security interest to the Lender Agent, for the benefit of the Lenders, in the receivables of the Originators which do not constitute Securitization Assets, as and to the extent described in the Credit Documents, and (ii) JLG has agreed to pledge the stock of the Receivables Subsidiary (the "Receivables Subsidiary Stock") to the Lender Agent, for the benefit of the Lenders;

         E. The parties hereto desire to set forth herein certain agreements with respect to the Securitization Assets, the Lender Collateral and Receivables Subsidiary Stock.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein but not defined herein have the meanings set forth in the Receivables Purchase Agreement. In addition, the following terms shall have the meanings specified below:

         "Borrower" has the meaning set forth in paragraph C of the recitals.

         "Conduit Administrator" has the meaning set forth in the preamble.

         "Credit Agreements" has the meaning set forth in paragraph C of the recitals.

         "Credit Documents" means the Credit Agreements, the Security Agreement, and all other agreements, instruments and documents from time to time executed and delivered in connection with any of the foregoing, as the same may be amended, supplemented, or otherwise modified from time to time.

         "Credit Obligations" means any and all obligations of the Borrowers under the Credit Documents.

         "June 1999 Credit Agreement" has the meaning set forth in paragraph C of the recitals.

         "Lender" has the meaning set forth in preamble.

         "Lender Agent" has the meaning set forth in the preamble.

         "Lender Collateral" means all Inventories and all proceeds thereof (including both cash and non-cash proceeds and all accounts receivable and related intangibles arising from sale of the same) which do not constitute Securitization Assets.

         "Lender Parties" means the Lender Agent and the Lenders.

         "JLG" has the meaning set forth in paragraph A of the recitals.

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                                                           Three Party Agreement


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         "Market Street" has the meaning set forth in the preamble.

         "Originator" has the meaning set forth in paragraph A of the recitals.

         "Purchase and Sale Agreement" has the meaning set forth in paragraph A of the recitals.

         "Receivables Purchase Documents" means the Receivables Purchase Agreement, the Purchase and Sale Agreement and all other agreements, instruments and documents from time to time executed and delivered in connection with any of the foregoing, as the same may be amended, supplemented, or otherwise modified from time to time.

         "Receivables Purchase Agreement" has the meaning set forth in paragraph B of the recitals.

         "Receivables Subsidiary" has the meaning set forth in paragraph A of the recitals.

         "Receivables Subsidiary Stock" has the meaning set forth in paragraph D of the recitals.

         "Security Agreement" has the meaning set forth in paragraph D of the recitals.

         "Securitization Assets" means all Receivables and other Pool Assets that may from time to time be sold, contributed, transferred, conveyed or assigned by the Originators to the Receivables Subsidiary pursuant to the Receivables Purchase Document (regardless of whether any such transfer is characterized as a sale or as a secured loan, provided, however, that on and after the Termination Date when all Notes, Purchased Interests and other obligations under the Receivables Purchase Documents to an Affected Person shall have been finally paid in full, then the definition of "Securitization Assets" shall not include any Receivable and other Pool Asset.

         "Working Capital Credit Agreement" has the meaning set forth in paragraph C of the recitals.

         SECTION 2. Authorization. The Lender Agent hereby confirms that it has been duly authorized to execute, deliver and perform this Agreement and upon the Lender Agent's execution and delivery hereof, each of the Lender Parties shall be bound by this Agreement.

         SECTION 3. Confirmation of Sale by Originators. Each Originator hereby, by its acknowledgment hereof, confirms to each of Market Street, the Conduit Administrator and the Lender Parties that it has no ownership interests, liens, claims, encumbrances or security interests of any kind in, to or in respect of the Securitization Assets, whether now existing or hereafter arising, and shall not exercise any set-off, recoupment or similar right it may have with respect to the obligations of the Receivables Subsidiary.


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         SECTION 4. Agreements on Securitization Assets.

             (a) Acknowledgment of Lender Parties. Except for any rights or interests that the Lender Parties may have in the Receivables Subsidiary Stock pursuant to the Credit Documents, which right and interest are expressly subject to the provisions hereof, the Lender Parties hereby acknowledge and confirm that: (i) they are not creditors of the Receivables Subsidiary and have no recourse whatsoever to any assets of the Receivables Subsidiary, (ii) they have no right, benefit or power under any of the Receivables Purchase Documents, and
(iii) they have no lien or claim, contractual or otherwise, arising under or in respect of the Securitization Assets or any other assets of the Receivables Subsidiary, including any proceeds thereof or earnings thereon, whether now existing or hereafter acquired by the Receivables Subsidiary and whether tangible or intangible.

             (b) Release of Securitization Assets. Notwithstanding anything contained in the Credit Documents, any other agreement, instrument, mortgage, deed of trust, document or any UCC financing statement delivered or filed under or in connection with any of the foregoing, or any applicable law, the Lender Agent, on behalf of itself and all of the other Lender Parties, hereby releases all liens, mortgages, security interests, claims and interests of any kind whatsoever that it may hold in any of the Securitization Assets (such release shall be automatic and irrevocable upon each sale, purported sale, contribution, transfer, conveyance or assignment of the Securitization Assets). The Lender Parties hereby agree that they shall not have any right or interest in any of the Lender Collateral (including proceeds thereof) that constitute Securitization Assets. The Lender Agent agrees, upon the request of the Conduit Administrator, to execute and deliver to the Conduit Administrator such UCC partial release statements and other documents and instruments, and do such other acts and things, as the Conduit Administrator may reasonably request in order to evidence the release provided for in this Section 4(b); provided, however, that failure to execute and deliver any such partial release statements, documents or instruments, or to do such acts and things by the Lender Agent or any of the Lenders shall not affect or impair the release provided for in this Section 4(b).

             (c) Subordination of Lenders' Interest. The Lender Agent further acknowledges and agrees that to the extent that, notwithstanding Section 4(b) above, the Lender Parties are deemed to have any interest, claim or benefit in or from the Securitization Assets, whether by operation of law, legal process, pursuant to applicable provisions of the Bankruptcy Code or otherwise (including without limitation by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then any such interest, claim (whether or not any such claim is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including the Bankruptcy Code) or benefit in or from the Securitization Assets is and shall be expressly subordinated to the indefeasible payment in full of each Purchased Interest and other obligation to an Affected Person under or in respect of any of the Receivables Purchase Documents, including, without limitation, the payment of post-petition interest on such other obligations and liabilities.

             (d) Separation of Lender Collateral and Securitization Assets. The Lender Agent hereby agrees promptly to return to the Conduit Administrator any funds or other property which constitute Securitization Assets, provided that the Conduit Administrator or the Servicer shall have

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identified such Securitization Assets in writing to the Lender Agent or the
Lender Agent otherwise has actual knowledge of the identity of such Securitization Assets.

             (e) Acknowledgment by Conduit Administrator. The Conduit Administrator hereby acknowledges that: (i) the Conduit Administrator, on behalf of Market Street, has consented to the pledge by JLG of the capital stock of the Receivables Subsidiary, and (ii) JLG has agreed to grant, pursuant to the terms of the Security Agreement, to the Lender Agent, for the benefit of the Lenders, a security interest in certain receivables and related security of the Originators that do not constitute the Securitization Assets. The Conduit Administrator, on behalf of Market Street, hereby consents, subject to the terms and conditions set forth herein, to the grant of such security interest by the Originators to the extent such consent is required under Section 6.3 (a) of the Purchase and Sale Agreement.

       SECTION 5.  Agreements on Receivables Subsidiary Stock.

             (a) Notwithstanding any provision of the Credit Documents, so long as any Note, Purchased Interest and any other obligation pursuant to the Receivables Purchase Documents to an Affected Person shall remain outstanding, the Lender Parties will not: (i) transfer any of the Receivables Subsidiary Stock or any interest therein to any Person, except in connection with the granting of an assignment of or a participation in the Credit Obligations (provided, that in the case of any such assignment, the assignee shall have agreed in writing to be bound by the terms of this Agreement), (ii) assume ownership of the Receivables Subsidiary Stock or exercise any voting rights under the Receivables Subsidiary Stock, (iii) exercise any other right or remedies available to the holder of the Receivables Subsidiary Stock under the Receivables Purchase Documents, or (iv) exercise any remedies on default by any Borrower under the Credit Documents in respect of the Receivables Subsidiary Stock or any other rights or interests of the Originators under the Receivables Purchase Documents.

             (b) The Lender Parties will not attempt to prohibit or restrict any sale or other transfer of the Securitization Assets or to interfere in any manner with the transactions contemplated under the Receivables Purchase Documents, so long as any Note, Purchased Interest or other obligation pursuant to the Receivables Purchase Documents to an Affected Person shall be outstanding and there shall not have lapsed one year and one day since the latest maturing Note and all Purchased Interests and such other obligations to any Affected Person shall have been paid in full.

             (c) The Lender Parties will not alter or cause the alteration of the independent director provisions of the Receivables Subsidiary's Articles of Incorporation or attempt to remove or replace any serving independent director without the consent of the Conduit Administrator, so long as any Note, Purchased Interest or other obligation pursuant to the Receivables Purchase Documents to an Affected Person shall be outstanding and there shall not have lapsed one year and one day since the latest maturing Note and all Purchased Interests and such other obligations to any Affected Person shall have been paid in full.

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       SECTION 6. Additional Agreements of Lender Parties. The Lender Agent
agrees, represents and warrants, on behalf of itself and the Lender Parties as follows:

             (a) The Lender Parties shall not contest or challenge, or join any other Person in contesting or challenging: (i) the transfers of Securitization Assets from any Originator to the Receivables Subsidiary, whether on the grounds that such transfers were disguised financing, preferential transfers, fraudulent conveyances, or otherwise, or a transfer other than a "true sale" or a "true contribution", (ii) the validity, enforceability, priority or perfection of the interest of the Receivables Subsidiary in any of the Securitization Assets, or the validity, enforceability, priority or perfection of the interest of any assignee of the Receivables Subsidiary (including Market Street) in any of the Securitization Assets, or (iii) the valuation of any Securitization Assets which Market Street, any assignee of Market Street or the Conduit Administrator may elect to liquidate as permitted under the Receivables Purchase Documents, or otherwise assert that any such liquidation was illegal, not done in a commercially reasonable manner, or otherwise invalid or improper. In addition, the Lender Parties shall not assert that any Person and the Receivables Subsidiary should be substantively consolidated or that the Receivables Subsidiary is not or was not a corporation separate and distinct from JLG or any other Originator, or any other Person.

             (b) Notwithstanding any prior termination of this Agreement, the Lender Parties shall not, with respect to the Receivables Subsidiary or Market Street, institute or join any other Person in instituting any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law, so long as any Note, Purchased Interest or other obligation pursuant to the Receivables Purchase Documents to an Affected Person shall be outstanding and there shall not have lapsed one year and one day since the latest maturing Note and all Purchased Interests and such other obligations to any Affected Person shall have been paid in full.

             (c) The Lender Agent shall cause the Credit Documents to contain certain provisions to the effect that each Lender Party, upon its becoming a Lender Party under the Credit Documents, shall be bound by the terms of this Agreement.

             (d) The Lender Parties will not take or assert any lien on or security interest in any rights of the Originator to sell any Securitization Assets under the Receivables Purchase Agreement.

             (e) The Lender Parties hereby acknowledge and agree that neither Market Street nor the Conduit Administrator has a fiduciary duty to any Lender Party based on the pledge of the Receivables Subsidiary Stock.

             (f) The Lender Parties hereby agree that they shall not amend, supplement, waive or otherwise modify or permit to be amended, supplemental, waived or otherwise modified the Security Agreement or any UCC financing statements filed in connection therewith if the effect of such amendment, supplement, waiver or modification is to change the definition of Securitization Assets or directly or indirectly cause the Securitization Assets to be included in the Lender Collateral. The Lender Agent shall provide to the Conduit Administrator a copy of any proposed amendment, supplement, waiver or modification of the Security Agreement and such UCC financing statement within a reasonable time prior to the effectiveness of any such amendment, supplement, waiver or modification.

       SECTION 7. Reliance. Each Affected Person and each Lender Party may rely on this Agreement as if such Person were a party hereto. This Agreement shall remain in effect until one year and one day after the latest maturing Note, Purchased Interest and other obligation pursuant to the Receivables Purchase Documents to an Affected Person are paid in full.

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       SECTION 8. Miscellaneous. (a) No delay upon the part of any party to this
Agreement in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any such party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver, amendment or other modification, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and shall be signed by the Lender Agent, Market Street and the Conduit Administrator.

             (b) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

             (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

             (d) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communications by facsimile copy) and mailed, transmitted or delivered, as to each party hereto at its address set forth on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt or (i) in the case of notice by mail, three Business Days after being deposited in the mails, postage prepaid, and (ii) in the case of notice by facsimile copy, upon the earlier to occur of (A) completion of transmission and telephone confirmation of receipt and (B) the recipient's close of business on the date of transmission.

             (e) The section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

             (f) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

             (g) This Agreement may not be amended unless signed by each party hereto, provided that if such amendment would adversely affect the interests of any of the Originators or the Receivables Subsidiary, such amendment may not be made without prior consent of such Originator or the Receivables Subsidiary, as the case may be.

             (h) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

                           [Signature Pages to Follow]

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       IN WITNESS WHEREOF, the Lender Agent, Market Street and the Conduit
Administrator have caused this Agreement to be executed and delivered as of the day first above written.

                              FIRST UNION NATIONAL BANK

                              By:
                                 ---------------------------------------------
                                 Name:
                                 Title:

                              Address:

                              MARKET STREET FUNDING CORPORATION,

                              By:
                                 ---------------------------------------------
                                 Name:
                                 Title:

                              Address:   c/o AMACAR Group, LLC
                                         6525 Morrison Boulevard, Suite 318
                                         Charlotte, North Carolina  28211
                              Attention: Douglas K. Johnson
                              Telephone: (704) 365-0569
                              Facsimile: (704) 365-1362

                              With a copy to:

                              PNC Bank, National Association
                              Address:   One PNC Plaza
                                         249 Fifth Avenue
                                         Pittsburgh, Pennsylvania 15222-2707
                              Attention: John Smathers
                              Telephone: (412) 762-6440
                              Facsimile: (412) 762-9184

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                              PNC BANK, NATIONAL ASSOCIATION, as Conduit
                              Administrator

                              By:
                                 ---------------------------------------------
                                 Name:
                                 Title:

                              Address:   One PNC Plaza
                                         249 Fifth Avenue
                                         Pittsburgh, Pennsylvania 15222-2707
                              Attention: John Smathers
                              Telephone: (412) 762-6440
                              Facsimile: (412) 762-9184

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Acknowledged and agreed:

FULTON FUNDING CORPORATION

By:
   -------------------------------------
   Name:
   Title:

   Address:   One JLG Drive
              McConnellsburg, PA 17233
   Attention: Thomas D. Singer
   Telephone: (717) 485-5161
   Facsimile: (717) 485-6462

JLG INDUSTRIES, INC.

By:
   -------------------------------------
   Name:
   Title:

   Address:   One JLG Drive
              McConnellsburg, PA 17233
   Attention: Thomas D. Singer
   Telephone: (717) 485-5161
   Facsimile: (717) 485-6462

THE GRADALL COMPANY

By:
   -------------------------------------
   Name:
   Title:

   Address:   One JLG Drive
              McConnellsburg, PA 17233
   Attention: Thomas D. Singer
   Telephone: (717) 485-5161
   Facsimile: (717) 485-6462

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THE GRADALL ORRVILLE COMPANY,

By:
   -------------------------------------
   Name:
   Title:

   Address:   One JLG Drive
              McConnellsburg, PA 17233
   Attention: Thomas D. Singer
   Telephone: (717) 485-5161
   Facsimile: (717) 485-6462

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